Exhibit 10.3

Form of Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in registration Statement Nos. 333-5932, 333-68700, 333-107537, 333-123353 and 333-136288 on Form S-8 of our reports issued under the firm name of Carlin Charron & Rosen, LLP dated, February 24, 2006 relating to the financial statements of Blackstone Medical, Inc. and subsidiaries.

/s/ Carlin Charron & Rosen LLP
December 7, 2006
Westborough, Massachusetts